For the semi-annual period ended April 30, 2001
File number 811-04864
Prudential Value Fund




SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prudential Value
Fund was held on January 31 and February 22, 2001, respectively. At such meeting, the shareholders of the Fund approved the following proposals.

01.	Votes on Trustees	                Votes For
	    Withheld

	Saul K. Fenster	                37,230,034
	    984,909
Delayne Dedrick Gold	    	     37,267,796
	    947,147
Robert F. Gunia	                37,255,168
	    959,775
	Douglas H. McDorkindale	     37,269,002
945,941
W. Scott McDonald                    37,266,099
	    948,844
Thomas T. Mooney		     37,267,956
946,987
	Stephen P. Munn		     37,275,255
939,688
            David R. Odenath		     37,270,663
	    944,280
Richard A. Redeker		     37,272,633
	    942,310
	Judy A. Rice			     37,260,404
	    954,539
Robin B. Smith 		     37,234,315
980,628
Louis A. Weil III 		     37,266,331
	    948,612
Clay T. Whitehead		     37,254,420
960,523


02.	Approve a New Subadvisory Agreement between
Prudential Investments Fund
            Management LLC (PIFM) and Jennison
Associates LLC.

Votes For 		Votes Against
	Abstentions

		36,936,866		652,492
	1,051,956


03.	Not Applicable

04.	Not Applicable



5. To approve a new subadvisory agreement between PIFM and Deutsche Asset
            Management, Incorporated.

		Votes For 		Votes Against
	Abstentions

		36,720,256		780,669
	1,140,389

6.	To approve a new subadvisory agreement between
PIFM and Key Asset
            Management Inc.

		Votes For 		Votes Against
	Abstentions

		36,730,819		785,231
	1,125,264

7.	To permit PIFM to enter into or make material
changes to subadvisory agreements
without shareholder approval.

		Votes For 		Votes Against
	Abstentions

		27,526,148		2,017,179
	1,445,756

8.	To approve an amendment to the Management
Agreement to permit PIFM to
allocate assets among affiliated and
unaffiliated subadvisers.

		Votes For 		Votes Against
	Abstentions

		28,089,346		1,438,280
	1,461,458

9A.	To approve certain changes to the Fund's
fundamental investment restrictions
or policies:  Fund diversification.

	Votes For 		Votes Against
	Abstentions

		28,587,282		1,081,916
	1,319,885

9B.	To approve certain changes to the Fund's
fundamental investment restrictions
or policies: Issuing senior securities, borrowing money or pledging assets.

		Votes For 		Votes Against
	Abstentions

		27,973,903		1,574,051
	1,441,130




9C.	To approve certain changes to the Fund's
fundamental investment restrictions
or policies:  Buying and selling real estate.

		Votes For 		Votes Against
	Abstentions

		28,234,676		1,447,286
	1,307,122

9D.	To approve certain changes to the Fund's
fundamental investment restrictions
or policies: Buying and selling commodities and commodity contracts.

		Votes For 		Votes Against
	Abstentions

		28,001,685		1,668,248
	1,319,151

9E.	To approve certain changes to the Fund's
fundamental investment restrictions
or policies:  Fund concentration.

	Votes For 		Votes Against
	Abstentions

	28,491,543		1,075,573
	1,421,968

9F.	Not Applicable

9G.	To approve certain changes to the Fund's
fundamental investment restrictions
or policies:  Making loans.

	Votes For 		Votes Against
	Abstentions

		27,991,769		1,609,849
	1,387,466

9H.	To approve certain changes to the Fund's
fundamental investment restrictions
or policies:  Other investment restrictions.

	Votes For 		Votes Against
	Abstentions

		28,224,382		1,235,543
	1,529,159

10.	To ratify the selection of
PricewaterhouseCoopers LLP as independent accountants for the Fund's current fiscal year.

		Votes For 		Votes Against
	Abstentions

		36,623,254		441,915
	1,149,774


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